Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Aquila Rocky Mountain Equity Fund, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR/A of Aquila Rocky Mountain Equity Fund for the period ended December 31, 2008, (the "Form N-CSR/A") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Aquila Rocky Mountain Equity Fund.


Dated:  September 2, 2009 	/s/  Diana P. Herrmann
					----------------------------------
					President and Trustee
					Aquila Rocky Mountain Equity Fund

Dated:  September 2, 2009	/s/  Joseph P. DiMaggio
					----------------------------------
       				Chief Financial Officer and
       			    		Treasurer
					Aquila Rocky Mountain Equity Fund



A signed original of this written statement required by Section
906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section
906, has been provided to Aquila Rocky Mountain Equity Fund and will be retained by Aquila Rocky Mountain Equity Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C.
ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.